                                                                    Exhibit 4(h)

                        ICF KAISER INTERNATIONAL, INC.

                          CERTIFICATE OF DESIGNATION
                            ______________________

                            Pursuant to Section 151
            of the General Corporation Law of the State of Delaware
                            ______________________


          ICF Kaiser International, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES that pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL") the following resolution was duly adopted by the Board of Directors of the Corporation (the "Board of Directors"), pursuant to authority conferred upon the Board of Directors by the provisions of the

Restated Certificate of Incorporation, as amended, of the Corporation (the

"Certificate of Incorporation") and pursuant to authority conferred upon the

Board of Directors by Section 151(g) of the DGCL, by the Certificate of

Incorporation, by Article III, Section 3.05 of the By-Laws of the Corporation

(the "By-Laws") and by the resolutions of the Board of Directors described herein, at a meeting of Board of Directors duly held on __________ __, 1999:

          WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix, by resolution or resolutions for each series of Preferred Stock (the "Preferred Stock"), the number of shares constituting such series and the voting powers and designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the DGCL;

          WHEREAS, the Board of Directors on ________ __, 1999 adopted a resolution authorizing the designation of up to 2,600,000 shares in one or more series of the Preferred Stock, including without limitation the exercise of the powers set forth in the resolution to the fullest extent permitted by Section 151(g) of the DGCL and Section 4.01(B) of the Certificate of Incorporation;
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          WHEREAS, the Board of Directors on ________ __, 1999 adopted a resolution fixing the voting powers and designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such 2,600,000 shares of Preferred Stock as set forth in paragraphs (1) through (7), inclusive, below; and

          WHEREAS, it is the desire of the Board of Directors, pursuant to the authority conferred upon the Board of Directors by Section 151(g) of the DGCL, by Section 4.01(B) of the Certificate of Incorporation, and by the resolution of the Board of Directors dated ________ __, 1999, to fix the number of shares constituting a series of Preferred Stock and the voting powers and designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions of such series as set forth in paragraphs (1) through (7), inclusive, below;

          NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such series of Preferred Stock on the terms and with the provisions herein set forth:

          1.  Designation.  The designation of the series of Preferred Stock
              -----------
authorized by this resolution shall be "Series 5 Redeemable Cumulative Convertible Preferred Stock" (the "Series 5 Convertible Preferred Stock") consisting of 2,600,000 shares. The par value of the Series 5 Convertible Preferred Stock shall be $.01 per share, which value does not represent a determination by the Board of Directors for the purposes of the capital accounts.

          2.  Rank.  The Series 5 Convertible Preferred Stock shall, with
              ----
respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to the Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"). (All equity securities of the Corporation to which the Series 5 Convertible Preferred Stock ranks prior, including the Common Stock, are collectively referred to herein as the "Junior Securities," all equity securities of the Corporation with which the Series 5 Convertible Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Securities" and all equity securities of the Corporation (other than convertible debt securities) to which the Series 5 Convertible Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise, are collectively referred to herein as the "Senior Securities.") The Series 5 Convertible Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

          3.  Dividends.
              ---------

          (a) Subject to the adjustments set forth in Section 4, the holders of the shares of Series 5 Convertible Preferred Stock shall be entitled to receive, out of funds legally available for the payment of dividends, cumulative dividends paid in cash at the initial rate of 3.75% of the Liquidation Preference Per Share (as defined in Section 4(a)). Such dividends shall be payable in quarterly payments in arrears on March 31, June 30, September 30 and December 31 of each year commencing on the Transaction Date (as defined in
Section 5(a)) (each such date, a "dividend payment
record date"), in preference to dividends on the Junior Securities. Such dividends shall be payable to the holders of the Series 5 Convertible Preferred Stock who are holders of record on the record date fixed by the Board of Directors (each such date, a "dividend payment record date"). Except as provided in Section 3(c), each of such quarterly dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the previous dividend payment date. Dividends payable for the first dividend period and any partial dividend period shall be calculated on the basis of a 360-day year and the actual number of days elapsed in the period for which payable. The dividend rate is subject to following adjustments: (a) from and after January 1, 2001
                                           -
through December 31, 2001, the dividend rate payable in cash shall be 5.75% of the Liquidation Preference Per Share, (b) from and after January 1, 2002, the
                                       -
dividend rate payable in cash shall increase to 12.0% of the Liquidation Preference Per Share; (c) if not redeemed on December 31, 2004, the dividend
                       -
rate shall increase to 14.0% of the Liquidation Preference Per Share thereafter; and (d) if the Corporation shall fail to make a Change of Control
                 -
Offer (as defined in Section 5(c)), the dividend rate shall increase to 14% from and after the quarter next following a Change of Control (as defined in Section 5(c)).

          (b) All dividends paid with respect to shares of the Series 5 Convertible Preferred Stock pursuant to Section 3(a) shall be paid pro rata to
                                                                   --- ----
the holders entitled thereto.

          (c) If any dividends are not paid in full upon the shares of the Series 5 Convertible Preferred Stock and any other Parity Securities, all dividends declared and paid upon shares of the Series 5 Convertible Preferred Stock and any other Parity Securities shall be declared and paid pro rata so
                                                                 --- ----
that the amount of dividends declared per share of the Series 5 Convertible Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series 5 Convertible Preferred Stock and such Parity Securities bear to each other.

          (d) (i) Holders of shares of the Series 5 Convertible Preferred Stock shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

               (ii)  So long as any shares of the Series 5 Convertible
Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay, or set apart for payment, any dividend on any of the Junior Securities, or call for or pay, or set apart for payment money for a sinking or other similar fund, for the repurchase, redemption or other retirement of, any Junior Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities (other than (a)
                                                                              -
purchases or redemptions pursuant to or in accordance with employee benefit plans, employee stock subscriptions and stock option agreements entered into between the Corporation and certain of its or its subsidiaries' directors, officers and employees, (b) the repurchase, redemption or other retirement of
                         -
any Series 5 Convertible Preferred Stock made pursuant to the requirements of
Section 5(a) hereof and (c) the repurchase, redemption or other retirement of
                         -
debentures or other debt securities that are convertible into or exchangeable for any of the Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than (x) purchases or redemptions pursuant to or in accordance
                        -
with employee
benefit plans, employee stock subscriptions and stock option agreements entered into between the Corporation and certain of its or its subsidiaries' directors, officers and employees and (y) the repurchase,
                                                     -
redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accrued and unpaid dividends on shares of the Series 5 Convertible Preferred Stock not paid on the dates provided for in
Section 3(a) hereof (including accrued dividends not paid by reason of the terms and conditions of Section 3(a) or Section 3(c) hereof) shall have been or be paid.

          (e) Holders of shares of the Series 5 Convertible Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares unless such shares shall have been converted or redeemed prior to such dividend payment date.

          4.  Liquidation Preference.
              ----------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series 5 Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to Liquidation Preference Per Share for each share outstanding. For purposes of this Certificate of Designation, the "Liquidation Preference Per Share" shall mean an amount in cash per share equal to the sum of (i) $25.00, (ii) the interest
                                              -           --
accrued and unpaid, if any, on the Corporation's 12% Senior Subordinated Notes due 2003, at the rate set forth therein, for the period commencing July 1, 1999 and ending on the date immediately preceding the Transaction Date, and (iii) all
                                                                        ---
accrued but unpaid dividends thereon to the date of redemption, repurchase, conversion, liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided that the Liquidation Preference Per Share shall increase at a rate per annum equal to 6.25%, computed as of the end of each calendar quarter, commencing on December 31, 1999 and continuing until December 31, 2001, and thereafter remain fixed at such increased amount. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series 5 Convertible Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the Holders of outstanding shares of Series 5 Convertible Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this Section 4(a), holders of the Series 5 Convertible Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

          (b) For the purposes of this Section 4, neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations nor the consolidation or merger of one more corporations with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

          5.  Redemption; Repurchase Upon Change of Control.
              ---------------------------------------------

          (a) Voluntary Redemption by the Corporation.  The Corporation may
              ---------------------------------------
redeem at its option the Series 5 Convertible Preferred Stock, at any time in whole or from time to time in part after the Transaction Date (as defined in this Section 5(a)), at the redemption price per share (expressed as a percentage of the Liquidation Preference Per Share) set forth below, to the extent the Corporation shall have funds legally available for such payment.

          If redeemed during any of the periods set forth below, the redemption price per share shall be as follows:

   Period                              Redemption Price Per Share
   ------                              --------------------------

   Transaction Date through December 31, 1999....  92.00%
   January 1, 2000 through March 31, 2000........  91.00%
   April 1, 2000 through June 30, 2000...........  89.00%
   July 1, 2000 through September 30, 2000.......  88.00%
   October 1, 2000 through December 31, 2000.....  86.00%
   January 1, 2001 through March 31, 2001........  85.00%
   April 1, 2001 through June 30, 2001...........  84.00%
   July 1, 2001 through September 30, 2001.......  85.00%
   October 1, 2001 through December 31, 2001.....  83.00%
   January 1, 2002 and thereafter................ 100.00%

          As used herein, the term "Transaction Date" shall mean the date of initial issuance of the Series 5 Convertible Preferred Stock.

          (b)  Redemption Pro Rata, etc.  (i)  So long as any shares of the
               ------------------------
Series 5 Convertible Preferred Stock are outstanding, any repurchase, redemption or other retirement of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Parity Securities) must be made on a pro rata basis with the Series 5 Convertible Preferred Stock so
             --------
that the total redemption prices of the shares redeemed of Series 5 Convertible Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that the total redemption prices of all shares outstanding on the applicable date of Series 5 Convertible Preferred Stock and such Parity Securities bear to each other, unless prior to or concurrently with such repurchase, redemption or other retirement, as the case may be, all accrued and unpaid dividends on shares of the Series 5 Convertible Preferred Stock not paid on the dates provided for in Section 3(a) hereof (including accrued dividends not paid by reason of the terms and conditions of Section 3(a) or Section 3(c) hereof) shall have been or be paid.

          (ii) Shares of Series 5 Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.

          (iii) In the event that fewer than all the outstanding shares of Series 5 Convertible Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata, except that in any redemption of fewer than
                           --- ----
all the outstanding shares of Series 5 Convertible Preferred Stock, the Corporation may redeem all shares held by any holders of a number of shares not to exceed 100, including all shares held by holders who, after giving effect to such redemption, would hold less than 100 shares, as may be specified by the Corporation.

          (iv) In the event the Corporation shall redeem shares of Series 5 Convertible Preferred Stock, written notice of such redemption shall be given by first class mail, postage prepaid mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any
                 --------  -------
defect therein shall affect the validity of the proceeding for the redemption of any shares of Series 5 Convertible Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose was defective. Each such notice shall state: (i) the
                                                                    -
redemption date; (ii) the number of shares of Series 5 Convertible Preferred
                  --
Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder or the method by which the number of shares to be redeemed will be determined; (iii) the redemption price; (iv) the place or places where
             ---                         --
certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue
            -
on such redemption date. The Board of Directors shall be authorized to establish such other reasonable procedures for redemption and payment of the redemption price that are not inconsistent with the foregoing provisions.

          (v) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Series 5 Convertible Preferred Stock so called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares to redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid plus any accrued and unpaid dividends. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder hereof.

          (c) Repurchase in Connection with a Change of Control.  (i)  If a
              -------------------------------------------------
Change of Control (as defined below) shall occur, each holder of Series 5 Convertible Preferred Stock shall have the right to require the Corporation to repurchase all or any part (but not any fractional shares) of that holder's Series 5 Convertible Preferred Stock pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Corporation shall offer a payment in cash equal to 101% of the Liquidation Preference Per Share repurchased (the "Change of Control Payment"). Within 30 days following any Change of Control, the Corporation shall mail a notice to each holder of Series 5 Convertible Preferred Stock describing the transaction or transactions that constitute the Change of Control and offering to repurchase Series 5 Convertible Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Certificate of Designation and described in such notice. The Corporation shall comply with the requirements of federal and state securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Series 5 Convertible Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this
Section 5(c), the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5(c) by virtue of such conflict. On the Change of Control Payment Date, the Corporation shall, to the extent lawful: (x) accept for payment all
                                                    -
Series 5 Convertible Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer; (y) deposit with the persons appointed
                                          -
by the Corporation to act as the paying agent (the "Paying Agent") an amount equal to the Change of Control Payment in respect of all Series 5 Convertible Preferred Stock or portions thereof so tendered; and (z) deliver or cause to be
                                                      -
delivered to an agent appointed by the Corporation (the "Transfer Agent") the Series 5 Convertible Preferred Stock so accepted together with an officers' certificate stating the Liquidation Preference Per Share or portions thereof being purchased by the Corporation. The Paying Agent shall promptly mail to each holder of Series 5 Convertible Preferred Stock so tendered the Change of Control Payment for such Series 5 Convertible Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book-entry) to each holder of Series 5 Convertible Preferred Stock a new certificate representing the Series 5 Convertible Preferred Stock equal in Liquidation Preference Per Share to any unpurchased portion of the Series 5 Convertible Preferred Stock surrendered, if any. The Corporation shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Corporation shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Designation applicable to a Change of Control Offer made by the Corporation and purchases all Series 5 Convertible Preferred Stock validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding the provisions of this
Section 5(c), nothing in this Section 5(c) shall operate (or be deemed to operate) to prevent the Corporation from redeeming in accordance with the provisions of Section 5(a) any shares of Series 5 Convertible Preferred Stock in advance of any Change of Control, or following any Change of Control, with respect to any shares not tendered pursuant to this Section 5(c).

          (ii) For purposes of Section 5(c), "Change of Control" means the occurrence of any of the following: (v) the sale, lease, conveyance or other
                                     -
disposition of all or substantially all of the Corporation's assets as an entirety or substantially as an entirety to any Person or "group" (within the meaning of section 13(d)(3) of the Exchange Act) in one or a series of transactions taking place after the issuance of the Series 5 Convertible Preferred Stock, provided that a transaction where the holders of all classes of
                 --------
Common Equity of the Corporation immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transactions shall not be a Change of Control; (w) the acquisition by the
                                                -
Corporation and any of its Subsidiaries of 50% or more of all classes of Common Equity of the Corporation in one transaction or a series of related transactions; (x) the approval by the Corporation of a Plan of Liquidation of
               -
the Corporation; (y) any transaction or series of transactions taking place
                  -
after the Transaction Date (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (I) any Person,
                                                               -
including a "group" (within the meaning of section 13(d)(3) of the Exchange Act) that includes such Person, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Corporation or any Person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Corporation, or (II) less than 50%
                                                              --
(measured by the aggregate voting power of all classes) of the Corporation's Common Equity being registered under section 12(b) or 12(g) of the Exchange Act; or (z) a majority of the Board of Directors not being comprised of Continuing
    -
Directors.

          (iii) For purposes of Section 5(c), the following terms shall have the respective meanings as follow:

          "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (including without limitation common stock, preferred stock and partnership and joint venture interests) of such Person.

          "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (x) vote in the election of directors of such
                               -
Person or (y) if such Person is not a corporation, vote or otherwise participate
           -
in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Continuing Director" of the Corporation as of any date means a member of the Board of Directors who (x) was a member of the Board of Directors on
                               -
November 15, 1999 or (y) was nominated for election or elected to the Board of
                      -
Directors with the affirmative vote of at least a majority of the directors who were Continuing

Directors at the time of such nomination or election or elected or appointed by the holders of the Series 5 Convertible Preferred Stock pursuant to Section 7(b) and, as the case may be, Section 7(c).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "Plan of Liquidation," with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (x) the sale, lease, conveyance or other disposition of all or
             -
substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (y) the distribution of all or substantially
                                   -
all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

          "Subsidiary" of any Person means (x) any corporation of which at least
                                            -
a majority of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person and (y) any entity other than a corporation in which such Person,
            -
directly or indirectly, owns at least a majority of the Common Equity of such entity.

          6. Conversion.
             ----------

          (a) Upon the terms and in the manner set forth in this Section 6 and subject to prior redemptions, if any, of Series 5 Convertible Preferred Stock made in accordance with Section 5, each share of the Series 5 Convertible Preferred Stock shall be convertible, at the option of the holder thereof at any time (x) on and after December 31, 2001 and (y) if the Corporation shall fail to
      -                                      -
make a Change of Control Offer in accordance with Section 5(c)(i), in each case, upon surrender to the Corporation of the certificates for the shares to be converted, into a number of fully paid and nonassessable shares of Common Stock equal to Liquidation Preference Per Share divided by the Current Market Price
                                          ----------
(as defined below) (the "Conversion Ratio"); provided, however, that the right
                                             --------  -------
to convert shares of Series 5 Convertible Preferred Stock that have been called for redemption pursuant to Section 5 shall terminate at the close of business on the business day immediately preceding the redemption date with respect to such shares, unless the Corporation shall default in making payment of the amount payable upon such redemption.

          (b) In order to convert shares of the Series 5 Convertible Preferred Stock, the holder thereof shall (i) deliver a properly completed and duly
                                 -
executed written notice of election to convert to the Corporation at its principal office or at the office of the agency which may be maintained for such purpose (the "Conversion Agent") specifying in such notice the number (in whole shares) of shares of the Series 5 Convertible Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, (ii)
                                                                      --
surrender the certificate for such shares of Series 5 Convertible Preferred Stock to the Corporation or the Conversion Agent, accompanied, if so required by the Corporation or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Conversion Agent duly executed by the holder or his attorney duly authorized in writing, and (iii) pay any transfer or similar tax required by law.
     ---
          (c) (i) Conversion shall be deemed to have been effected at the close of business on the date (the "Conversion Date") on which the Corporation or the Conversion Agent shall have received the notice of election to convert, the surrendered certificate, any required payments and all other required documents. Immediately upon conversion, the rights of the holders of converted shares of Series 5 Convertible Preferred Stock shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 5 Convertible Preferred Stock shall be treated for all purposes as having become the beneficial owners of such shares of Common Stock. Conversion shall be at the Conversion Ratio in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record of the Common Stock at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Ratio in effect on the date upon which such shares shall have been surrendered and such notice and any required payments received by the Corporation.

                  (ii) As promptly as practicable after the Conversion Date, the Corporation shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holder of the surrendered shares of Series 5 Convertible Preferred Stock, a certificate or certificates representing the number of fully paid, nonassessable shares of Common Stock into which such shares of Series 5 Convertible Preferred Stock have been converted in accordance with the provisions of this Section 6, and any cash payable in respect of fractional shares as provided in Section 6(d).

                  (iii) Upon the surrender of a certificate representing shares of Series 5 Convertible Preferred Stock that is converted in part, the Corporation shall issue or cause to be issued for the holder a new certificate representing shares of Series 5 Convertible Preferred Stock equal in number to the unconverted portion of the shares of Series 5 Convertible Preferred Stock represented by the Certificate so surrendered.

          (d) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series 5 Convertible Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series 5 Convertible Preferred Stock, the Corporation shall pay to the holder of such share (a "Fractional Shareholder") an amount in cash (computed to the nearest cent) equal to the Current Market Price (as defined below) thereof on the business day next preceding the day of conversion multiplied by such
                                                      ----------
fractional interest. If more than one share shall be surrendered for conversion at the time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate stated value of the shares of Series 5 Convertible Preferred Stock so surrendered.

          (e) Subject to the final sentence of this Section 6(e), for purposes of any computation under Sections 6(a) and 6(d)(i), the "Current Market Price" at any date shall be deemed to be the average daily closing price of Common Stock for the 20 consecutive trading days ending on the trading day prior to the date in question. The closing price for each day shall be (x) if the Common
                                                           -
Stock is listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, the last reported sales price regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during such 20 consecutive trading days), or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day, or (y) if the
                                                                 -
Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or a similar source selected from time to time by the Corporation for the purpose. In the event such closing prices are unavailable, the Current Market Price shall be deemed to be the fair market value as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers, in the reasonable judgment of the Board of Directors, appropriate. All calculations under this Section 6(e) shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be. At any time after a Change of Control or December 31, 2004, the Current Market Price shall be conclusively deemed to be $.01 per share.

          (f)  The Conversion Ratio shall be subject to adjustment as follows:

               (i) If, during the 20 consecutive trading day period during which the determination of the Conversion Ratio occurs, the Corporation shall
(v) declare or pay a dividend on its outstanding Common Stock in shares of
 -
Common Stock or make a distribution to all holders of its Common Stock in shares of Common Stock, (w) subdivide its outstanding shares of Common
                         -
Stock into a greater number of shares of Common Stock, (x) combine its
                                                        -
outstanding shares of Common Stock into a smaller number of shares of Common Stock, (y) issue by reclassification of its shares of Common Stock other
        -
securities of the Corporation or (z) issue or sell shares of Common Stock (or
                                  -
securities convertible into or exchangeable for Common Stock) without consideration or for a consideration per share of Common Stock the fair market value of which as of the date of such issuance or sale is less than the Current Market Price as of such date, then the Conversion Ratio in effect immediately prior thereto shall be adjusted appropriately by the Board of Directors so that the holder of any shares of Series 5 Convertible Preferred Stock thereafter converted shall be entitled to receive the number and kind of shares of Common Stock of other securities that the holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series 5 Convertible Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 6(f)(i) shall be applied by the Board of Directors in its reasonable judgment, and shall become effective on the date of the dividend payment, subdivision, combination, issuance or sale retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

                  (ii) Notwithstanding the foregoing, no adjustments of any kind under this Section 6(f)(ii) shall be made with respect to the sale and issuance by the Corporation of any shares of Common Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock in connection with either
(x) an underwritten public offering or (y) any transaction as to which the
 -                                      -
Corporation has received a written opinion of a nationally recognized investment bank stating that the transaction is fair to the Corporation from a financial point of view.

                  (iii)  No adjustment in the Conversion Ratio shall be
required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason
                        -----------------
of this Section 6(f)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6(f) shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

          7.  Voting Rights.
              -------------

          (a) Generally.  The holders of record of shares of Series 5
              ---------
Convertible Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 7 or as otherwise provided by law.

          (b) Election of Series 5 Convertible Preferred Stock Directors.  The
              ----------------------------------------------------------
holders of Series 5 Convertible Preferred Stock shall have the exclusive right, voting separately as a class, to elect three (3) members of the Board of Directors (the "Series 5 Convertible Preferred Stock Directors") at each meeting of stockholders held for the purpose of electing directors or by the written consent of the holders of Series 5 Convertible Preferred Stock pursuant to
Section 228 of the General Corporation Law of the State of Delaware. The initial Series 5 Convertible Preferred Stock Directors shall be designated in writing by the holders of a majority of the outstanding shares of Series 5 Convertible Preferred Stock, and shall be reasonably satisfactory to the Corporation. The initial Series 5 Convertible Preferred Stock Directors shall hold such positions until their respective successors shall be elected and qualified at the second annual meeting of stockholders of the Corporation or at a special meeting of the holders of Series 5 Convertible Preferred Stock, called as hereinafter provided, or in accordance with Section 228 of the General Corporation Law of the State of Delaware.

          (c)  Election of Additional Directors.  In addition to the right to
               --------------------------------
elect the Series 5 Convertible Preferred Stock Directors set forth in the preceding Section 7(b), the holders of Series 5 Convertible Preferred Stock shall have the exclusive right, voting separately as a class, to appoint under the conditions specified below, the number of additional directors set forth in the following subsection 7(c)(i) through (iv), inclusive (such additional directors, the "Series 5 Convertible Preferred Stock Additional
Directors"):

          (i) Failure to Pay Dividends.  If at any time or times the Corporation
              ------------------------
shall fail for any reason to pay any quarterly dividend in cash on the Series 5 Convertible Preferred Stock in accordance with the provisions of Section 3(a), then the number of directors constituting the Board of Directors, without further action, shall be increased by two (2), and the holders of Series 5 Convertible Preferred Stock shall have the exclusive right, voting separately as a class, to elect two additional directors of the Corporation to fill such newly created directorships, the remaining directors (other than the Series 5 Convertible Preferred Stock Directors and, as the case may be, any Series 5 Convertible Preferred Stock Additional Directors appointed pursuant to this
Section 7(c)) to be elected by the other class or classes of stock entitled to vote therefor, at a special meeting of the holders of Series 5 Convertible Preferred Stock or, if within 90 days thereof, at each annual meeting of the Corporation's stockholders held for the purpose of electing directors (unless such failure to pay the quarterly dividend shall have occurred one time only in any four quarter period, the Corporation brings current the dividend arrearage in the following quarter and the Corporation timely pays the dividend payable in the immediately following quarter); provided that (X) the holders of Series 5
                                    --------       -
Convertible Preferred Stock shall be entitled to elect one (1) additional director in accordance with this Section 7(c) if the Corporation shall fail to pay any dividend payment in any subsequent quarter when due, and (Y) the holders
                                                                  -
of Series 5 Convertible Preferred Stock shall not have the right to elect more than three (3) directors of the Corporation pursuant to this Section 7(c)(i).

          (ii) Failure to Redeem Prior to December 31, 2001.  If the
               --------------------------------------------
Corporation shall fail to redeem the all of the then outstanding Series 5 Convertible Preferred Stock prior to December 31, 2001, then the number of directors constituting the Board of Directors shall be increased, without further action, by such number as would be necessary to give the holders of Series 5 Convertible Preferred Stock a majority of members of the Board of Directors (including the Series 5 Convertible Preferred Stock Directors and the Series 5 Convertible Preferred Stock Additional Directors, if any), and the holders of Series 5 Convertible Preferred Stock shall have the exclusive right, voting separately as a class, to elect such number of directors of the Corporation to fill such newly created directorships, the remaining directors (other than the Series 5 Convertible Preferred Stock Directors and, as the case may be, any Series 5 Convertible Preferred Stock Additional Directors appointed pursuant to this Section 7(c)) to be elected by the other class or classes of stock entitled to vote therefor, at a special meeting of the holders of Series 5 Convertible Preferred Stock or, if within 90 days thereof, at each annual meeting of the Corporation's stockholders held for the purpose of electing directors.

          (iii) Failure to Make Change of Control Offer.  If the Corporation
                ---------------------------------------
shall fail to make a Change of Control Offer in accordance with Section 5(d)(i), the number of directors constituting the Board of Directors, without further action, shall be increased by two (2) and the holders of Series 5 Convertible Preferred Stock shall have the exclusive right, voting separately as a class, to elect two directors of the Corporation to fill such newly created directorships, the remaining directors (other than the Series 5 Convertible Preferred Stock Directors and, as the case may be, any Series 5 Convertible Preferred Stock Additional Directors appointed pursuant to this Section 7(c)) to be elected by the other class or classes of stock entitled to vote therefor, at a special meeting of the holders of Series 5 Convertible Preferred

Stock or, if within 90 days thereof, at each annual meeting of the Corporation's stockholders held for the purpose of electing directors.

          (iv) Failure to Redeem on December 31, 2004.  If the Corporation
               --------------------------------------
shall fail to redeem the then outstanding Series 5 Convertible Preferred Stock on December 31, 2004, then the number of directors constituting the Board of Directors, without further action, shall be increased by two (2), and the holders of Series 5 Convertible Preferred Stock shall have the exclusive right, voting separately as a class, to elect two directors, of the Corporation to fill such newly created directorships, the remaining directors (other than the Series 5 Convertible Preferred Stock Directors and, as the case may be, any Series 5 Convertible Preferred Stock Additional Directors appointed pursuant to this
Section 7(c)) to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of the Corporation's stockholders held for the purpose of electing directors.

          (v) General Provisions Concerning Election of Additional Directors.
              --------------------------------------------------------------

                  (A) Except with respect to the appointment of the initial Series 5 Convertible Preferred Stock Directors pursuant to Section 7(b), whenever any voting right pursuant to Section 7(b) or 7(c)(i) (iv) shall have vested, such right may be exercised initially either at a special meeting of the holders of Series 5 Convertible Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings or by the written consent of the holders of Series 5 Convertible Preferred Stock pursuant to Section 228 of the General Corporation Law of the State of Delaware. Such voting right shall continue until such time as (I) in the case of any voting right vesting pursuant
                             -
to Section 7(c)(i), all cumulative dividends accumulated on all outstanding Series 5 Convertible Preferred Stock shall have been paid in full or declared and set aside for payment in full, (II) in the case of any voting right vesting
                                    --
pursuant to Section 7(c)(ii) or (iv), the Corporation shall have redeemed all of the then outstanding Series 5 Convertible Preferred Stock, and (III) in the case
                                                                ---
of any voting right vesting pursuant to Section 7(c)(iii), a Change of Control Offer shall have been made and completed, at which time (in the case of each of the immediately preceding (I), (II) and (III)), such voting right of the holders of Series 5 Convertible Preferred Stock shall terminate, subject, in the case of any voting right vesting pursuant to Section 7(c)(i) only, to revesting in the event of each and every subsequent failure of the Corporation to pay cash dividends in any quarter as described above.

                  (B) At any meeting held for the purpose of electing
directors, a quorum shall be the number of shares of Series 5 Convertible Preferred Stock, present in person or represented by proxy. At any meeting held for purposes other than the election of directors where shares of the Series 5 Convertible Preferred Stock are entitled to a separate vote, the affirmative vote of a majority of the then outstanding shares of the Series 5 Convertible Preferred Stock, present in person or represented by proxy, shall be required to take action. At any such meeting or adjournment thereof (x) the absence of a
                                                         -
quorum of the holders of Series 5 Convertible Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such class and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of Series 5 Convertible Preferred Stock and (y) in the
     -
absence of a quorum of the holders of shares of Series 5 Convertible Preferred Stock, a majority of such holders present in person or represented by proxy shall have the power to adjourn the meeting for the election of directors which the holders of shares of Series 5 Convertible Preferred Stock may be entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                (C) The term of office of all directors elected by the holders of Series 5 Convertible Preferred Stock pursuant to Section 7(b) and 7(c)(i)-(iv) in office at any time when the aforesaid voting rights are vested in the holders of Series 5 Convertible Preferred Stock shall terminate upon the election of their successors at any meeting of stockholders for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with Section 7(c)(v)(A), the term of office of all directors elected by the holders of Series 5 Convertible Preferred Stock pursuant to Section 7(c)(i), (ii), (iii), or (iv) then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced, (I) in the case of Series 5
                                            -
Convertible Preferred Stock Additional Directors elected pursuant to Section 7(c)(i), by two (2) or, as the case may be, three (3), (II) in the case of
                                                        --
Series 5 Convertible Preferred Stock Additional Directors elected pursuant to
Section 7(c)(ii), by two (2) or such greater number by which the number of directors constituting the Board of Directors shall have been increased pursuant to Section 7(c)(ii), and, (III) in the case of Series 5 Convertible Preferred
                           ---
Stock Additional Directors elected pursuant to Section 7(c)(iii) or (iv), by two
(2), subject always to the increase of the number of directors pursuant to
Section 7(c)(i) in case of the future right of the holders of Series 5 Convertible Preferred Stock to elect directors as provided herein.

                (D) In case of any vacancy occurring among the directors so elected, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If all directors so elected by the holders of Series 5 Convertible Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of Series 5 Convertible Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

                (E) Any special meeting called for the purpose of electing directors pursuant to Section 7(c)(i), 7(c)(ii), 7(c)(iii), or 7(c)(iv), shall be held as promptly as possible in compliance with applicable law, rules and regulations and the Corporation's Certificate of Incorporation and By-Laws. In lieu of the special meeting referred to in the immediately preceding sentence, a majority of the Series 5 Convertible Preferred Stock Directors and Series 5 Convertible Preferred Stock Additional Directors, if any, may fill the newly created directorships provided in the foregoing Section 7(c)(i), 7(c)(ii), 7(c)(iii), and 7(c)(iv) in accordance with DGCL (S) 223 and in the manner provided in the Corporation's By-Laws.

          (d)  Authorization of Senior Securities.  So long as any shares of
               ----------------------------------
the Series 5 Convertible Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Series 5 Convertible Preferred Stock has been given pursuant to Section 5 and funds have been deposited in trust for such redemption), the Corporation shall not, without (x) the affirmative vote or
                                                      -
consent of the holders of at least 66-2/3% of the shares of Series 5

Convertible Preferred Stock at the time outstanding, or (y) the unanimous
                                                         -
consent of directors elected by the holders of Series 5 Convertible Preferred Stock pursuant to Section 7(b) and (c), given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of Series 5 Convertible Preferred Stock shall vote separately as a class, or such directors, as the case may be, authorize any new class of Senior Securities or Additional Indebtedness. For purposes of this
Section 7(d), "Additional Indebtedness" means indebtedness that is not permitted to be incurred under the indenture, dated as of ____________, 1999 (the "New Senior Notes Indenture"), relating to the Corporation's $25,000,000 15% Senior Notes due 2002 (the "New Senior Notes"), except that for this purpose the definition of "Refinancing Indebtedness" (as defined in the New Senior Notes Indenture) shall not include the proviso thereto and shall include indebtedness that refinances the New Senior Notes in whole or in part.

          (e)  Authorization of Other Securities, Changes in Capital, etc.
               ----------------------------------------------------------
Except as set forth in Section 7(d) above, (x) the creation, authorization or
                                            -
issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, (y) the creation of any indebtedness of any kind of the Corporation,
             -
or (z) the increase or decrease in the amount of authorized capital stock of any
    -
class, including Preferred Stock, shall not require the consent of the holders of Series 5 Convertible Preferred Stock and shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting rights of shares of Series 5 Convertible Preferred Stock.

          (f)  Changes in Designations of Series 5 Convertible Preferred Stock.
               ---------------------------------------------------------------
So long as any shares of the Series 5 Convertible Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Series 5 Convertible Preferred Stock has been given pursuant to Section 5 and funds have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series 5 Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of Series 5 Convertible Preferred Stock shall vote separately as a class, amend the Certificate of Designation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of shares of Series 5 Convertible Preferred Stock.

          (g)  Mergers and Liquidations. So long as any shares of the Series 5
               ------------------------
Convertible Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Series 5 Convertible Preferred Stock has been given pursuant to Section 5 and funds have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 5 Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of Series 5 Convertible Preferred Stock shall vote separately as a class, consummate a voluntary sale, conveyance, lease, exchange or transfer of all or substantially all of the property or assets of the Corporation or a consolidation, merger or plan of liquidation where the holders of Series 5 Convertible Preferred Stock will receive, in accordance with the terms of such sale, conveyance, lease, exchange or transfer, or consolidation, merger or plan of liquidation, less than the Liquidation Preference Per Share in cash.

          (h)  Matters Submitted to Vote of Stockholders.  (i)  Each holder of
               -----------------------------------------
Series 5 Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock. Each share of Series 5 Convertible Preferred Stock shall entitle the holder thereof to one-fourth of a vote at any annual or special meeting of the Corporation's stockholders; provided, however, that, from and after December 31, 2001 or
              --------  -------
at such earlier time as the Series 5 Convertible Preferred Stock becomes convertible, each share of Series 5 Convertible Preferred Stock shall entitle the holder thereof to the number of votes equal to the number of shares of Common Stock into which such share of Series 5 Convertible Preferred Stock may be converted from time to time on the record date for determining the stockholders entitled to vote.

                (ii) Neither the Corporation nor any of its direct or indirect subsidiaries will be permitted to vote the shares of Series 5 Convertible Preferred Stock that either the Corporation or such subsidiaries may hold from time to time, on any matters submitted to a vote of stockholders of the Corporation.

                (iii) Notwithstanding the provisions of the preceding Section 7(h)(i), if at the 1999 Annual Meeting of Stockholders, the stockholders of the Corporation shall not have voted by the necessary majority to approve the
Board of Directors' proposal to amend the Certificate of Incorporation and, where applicable, the bylaws (x) to eliminate provisions that (I) require the
                              -                                -
affirmative vote of holders of 66 2/3% of the outstanding capital stock to approve certain transactions following a change in the majority of directors within twelve months, (II) provide for staggered three-year terms for the
                       --
Board of Directors, (III) prohibit stockholders from filling vacancies on the
                     ---
Board of Directors and (IV) require the affirmative vote of 66 2/3% of the
                        --
outstanding capital stock to approve certain amendments to the Certificate of Incorporation and bylaws, (y) to provide that stockholders owning at least 20%
                           -
of the voting power of the outstanding capital stock could require a special meeting of stockholders to be call, and (z) to prohibit any new stockholder
                                         -
rights plan to be adopted without the approval of the Corporation's stockholders, then each share of Series 5 Convertible Preferred Stock shall entitle the holder thereof to vote on such proposal at the 2000 Annual Meeting of Stockholders that number of shares of Common Stock into which the Series 5 Convertible Preferred Stock would be converted in accordance with Section 6 (notwithstanding the date from and after which the Series 5 Convertible Preferred Stock becomes convertible pursuant to such Section 6).

          8. Limitations.  Except as may otherwise be required by law, the
             -----------
shares of Series 5 Convertible Preferred Stock shall not have any powers or designations, preferences or relative, participating, optional or other special rights or qualifications, limitations or restrictions other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Certificate of Incorporation.



                   [Remainder of page intentionally blank.]

          IN WITNESS WHEREOF, the undersigned does make and file this Certificate of Designation, under penalties of perjury, and hereby declares and certifies that this Certificate of Designation is the act and deed of the Corporation, and that the facts stated herein are true, and, accordingly, has hereunto set his hand this ____ day of _________, 1999.



                              ------------------------------------
                              Name:
                              Title: